UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported) October 16, 2014

Santa Fe Gold Corporation
(Exact Name of Registrant as Specified in Its Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

0-20430	84-1094315
(Commission File Number)	(IRS Employer Identification No.)

1219 Banner Mine Road, Lordsburg, NM 88045
(Address of Principal Executive Offices)(Zip Code)

Registrant's Telephone Number, Including Area Code (505) 255-4852

     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[   ] Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-49(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

     On July 15, 2014, Santa Fe Gold Corporation (“Santa Fe” or the “Company”) entered into a Share Exchange Agreement (the “Share Exchange Agreement”) with Canarc Resource Corp., a British Columbia, Canada corporation whose common shares are listed on the TSX Exchange under the symbol CCM (“Canarc”).

     Also, in connection with the Share Exchange Agreement, Santa Fe entered into a “best efforts” placement agency agreement with Euro Pacific Capital, Inc. (“Euro Pacific”) pursuant to which Euro Pacific agreed to use its “best efforts” to complete the private placement of Convertible Gold Notes in the aggregate principal amount between $20 million to $25 million. Euro Pacific did not place any securities or raised any capital for Santa Fe.

     The Share Exchange Agreement provided that it will terminate, unless a closing of the transactions contemplated thereby shall have occurred on or before October 15, 2014. Since the transactions did not close, the Share Exchange Agreement terminated pursuant to its terms on October 15, 2015.

     Because Euro Pacific failed to raise any capital pursuant to its best-efforts placement agreement, the Company has changed its operational strategy from a mine restart plan to a resource drilling and engineering program. Presently, in light of recent historical operational results, combined with lower metal prices, the Company is reporting no reserves for its Summit property. As such, and in light of the terminated Canarc Share Exchange Transaction, the Company’s strategy is to conduct additional technical work, including drilling and sampling, to reclassify some of the mineralized material at the Summit project as reserves. The Company intends to execute such strategy with the assistance of a potential strategic investor.

     Santa Fe’s independent special committee have met and discussed the termination of the Share Exchange Agreement and this change in operational strategy with Santa Fe’s senior secured creditor, Waterton Global Value, L.P. (“Waterton”) and Sandstorm Gold Ltd. (“Sandstorm”). Both Waterton and Sandstorm have indicated support for the Company’s resource drilling and strategic investor strategies. No assurances can be given that the company’s operational or strategic investor strategies will be successful.

Item 5.02.      Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

     In connection with the Share Exchange, Bradford Cooke, Chairman and Founder of Canarc and Founder and CEO of Endeavour Silver Corp. (NYSE:EXK and TSX:EDR) was been appointed as a director and Chairman of Santa Fe. Canarc CEO, Catalin Chiloflischi, Chief Executive Officer of Canarc was appointed President and Chief Executive Officer and Director of Santa Fe and Canarc President and Chief Operating Officer, Garry Biles was been appointed Chief Operating Officer of Santa Fe.

THE CANARC SALARIES DISPUTE

     On July 17, 2014, Santa Fe filed a Current Report on Form 8-K in connection with the Canarc Share Exchange Agreement (the “July 17 Form 8-K”). ITEM 5.02, DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS of the July 17, 2014 Form 8-K, provided, in pertinent part:

Until the closing of the proposed gold bond financing Messrs. Cooke, Chiloflischi and Biles will be serving without any cash compensation. In connection with their appointed to as executive Santa Fe officers, the Santa Fe Board granted each of Messrs. Cooke, Chiloflischi and Biles stock options to purchase 2.5 million shares of Santa Fe common stock for a period of four years at an initial exercise price of $0.055 per share, the closing sales price of Santa Fe’s common stock on the date of grant. These options vest upon the closing of the proposed gold bond financing. (emphasis added)

     Catalin Chiloflischi signed the July 17, 2014 Form 8-K in his capacity as President and Chief executive Officer of Santa Fe.

     After learning that Euro Pacific did not place any securities, on October 3, 2014, per written instructions of Catalin Chiloflischi, Allen Zhu, an accountant with Canarc, sent an invoice for an “allocation” of salaries and expenses paid by Canarc to its directors and employees, -- Messrs. Cooke, Chiloflischi, Biles and Zhu -- in the amount of $98,782.04 to Frank Mueller, Santa Fe’s CFO. In accordance with Santa Fe’s internal controls and procedures, Mr. Mueller objected to the invoice -- as it was not properly authorized. In response to this objection, on October 9, 2014, Canarc transmitted the same invoice, with one particularly noted addition -- Catalin Chiloflischi’s approving signature. Catalin Chiloflischi neither informed nor provided any of the non-Canarc affiliated directors with the $98,782.04 invoice.

     On October 7, 2014, Dr. Michael Heeley resigned as member of the Board of Directors of Santa Fe Gold Corporation, as well as from its Audit Committee, Compensation Committee and Independent Special Committee. As disclosed in the Company’s Current Report on Form 8-K filed October 9, 2014, Dr. Heeley cited as a reason for his resignation his belief “that the current management team neither welcomes nor appreciates constructive independent advice. As such, I believe that my ability to effectively serve Santa Fe in the future is compromised.”

     Mr. Mueller brought the matter of Canarc allocating its officer and director salaries and expenses promptly to the attention of Erich Hofer, as Chairman of the Audit Committee. After reviewing the Canarc Invoice with Santa Fe’s corporate counsel, on October 9, 2014. Mr. Hofer informed Mr. Chiloflischi that Santa Fe cannot accept Canarc’s invoice. On October 10, 2014, Mr. Bradford Cooke, who then served as Chairman to both Santa Fe and Canarc, responded to Mr. Hofer’s email rejecting the Canarc invoice as follows: “If you do not accept Canarc’s invoice, then we should terminate the share exchange agreement now and litigate…”

     On October 10, 2014, after being informed by Santa Fe’s corporate counsel that there is “no valid contractual basis whatsoever” for Canarc to demand Santa Fe to reimburse Canarc for amounts Canarc paid to its officers and directors, Mr. Hofer, as Chairman of the Audit Committee, sent to Canarc a letter explaining why Santa Fe cannot accept the invoice. A copy of Mr. Hofer’s letter, dated October 10, 2014, is attached to this form 8-K as Exhibit 99.2 (the “Termination and Litigation Response Letter”). Mr. Cooke did not respond to the Termination and Litigation Response Letter but Mr. Chiloflischi raised an agenda item for the next board meeting to “discuss, decide and make changes in they way Santa Fe is governed at the board level and managed going forward.”

THE FORM 10-K DISCLOSURE DISPUTE

     In connection with the preparation of the Company’s Annual report on Form 10-K for the fiscal year ended June 30, 2014 (the “2014 Form 10-K”), corporate counsel to Santa Fe advised Santa Fe to include the following disclosures in Item 1, “Business-- Recent Developments” of its 2014 Form 10-K:

On July 17, 2014, in connection with the Share Exchange Agreement, the Company filed a Form 8-K, which disclosed the Company’s agreement with Canarc that “until the closing of the proposed gold bond financing Messrs. Cooke, Chiloflischi and Biles will be serving without any cash compensation.” On October 3, 2014, Canarc sent an invoice for payment of “allocated” Canarc salaries and expenses for Messrs. Cooke, Chiloflischi, Biles and Yee’s management and expenses fees in the amount of $98,782.04. After consultation with the Company’s corporate counsel, the Audit Committee determined that Canarc’s demand for payment of such fees was without any valid basis and contradicts the Company’s public disclosures. As such, the Company informed Canarc that the Company cannot accept such invoice from Canarc. In response, Mr. Cooke, Chairman of both the Company and Canarc, demanded that unless the Company accepts Canarc’s invoice, Canarc will terminate the share exchange agreement now and litigate. The Company has informed Canarc that it cannot accept Canarc’s invoice. Subsequently, Canarc has withdrawn the invoice as well as its litigation and termination threats. However, conflicts of interests exist among Canarc affiliated members of the board of directors, on the one hand, and Santa Fe and its stockholders, on the other hand. See Risk Factors – “Conflicts of interest exist among the Company, members of our management team and directors affiliated with Canarc. Canarc affiliated members of our management team and two of our directors owe fiduciary duties to both the Company and Canarc, which may permit them to favor Canarc’s interests to the detriment of Santa Fe and its stockholders.”

Mr. Jordaan advised that the following be added as the third Risk Factor in the 2014 Form 10-K:

Conflicts of interest exist among the Company, members of our management team and directors affiliated with Canarc. Canarc affiliated members of our management team and two of our directors owe fiduciary duties to both the Company and Canarc, which may permit them to favor Canarc’s interests to the detriment of Santa Fe and its stockholders.

     Our Chairman, Bradford Cooke, also serves as Chairman of Canarc. Our President and Chief Executive Officer, Catalin Chiloflischi, also serves as President and Chief Executive Officer of Canarc. Gary Biles our Chief Operating Officer, also serves as Vive President – Operations of Canarc. Two of our directors, Messrs. Cooke and Chiloflischi also serve as directors of Canarc.

     Since the Share Exchange Agreement has not been consummated, conflicts of interest exist between the Canarc affiliated members of our management team and Canarc affiliated board members, on the one hand, and us and our stockholders, on the other hand. As a result of these conflicts, the Canarc affiliated members of our management team may favor the interests of Canarc and its shareholders over our interests or the Santa Fe and its stockholders. These conflicts include, among others, the following:

•	Pursuing a strategy to place Santa Fe into receiver or bankruptcy;
•	Entering into agreements between Santa Fe and Canarc that are more favorable to Canarc than to Santa Fe and its stockholders;
•

The Canarc affiliated officers and directors are not prohibited from engaging in other businesses or activities, including pursuing corporate opportunities that may be beneficial to Santa Fe or that might be in direct competition with us;

•	The Canarc affiliated officers and directors may cause us to pay Canarc or its affiliates for the cost of Canarc’s existing management team and directors;
•	The Canarc affiliated officers and directors may determine how we restructure the Share Exchange Agreement and the structure of any restructurings with our creditors; and
•

The Canarc affiliated officers and directors may not pursue available strategic alternatives that are superior to Santa Fe and its stockholders than extending or restructuring a transaction with Canarc.

In limiting these conflicts of interest, Santa Fe has created an Independent Special Committee (the “ISC”). On October 7, 2014, Dr. Michael Heeley resigned as a member of Santa Fe’s board of directors and as a member of the ISC stating that the current management team neither welcomes nor appreciates his constructive advice. As such, he believed that his ability to effectively serve Santa Fe in the future has been compromised. Should remaining members of the ISC resign or the Canarc affiliated directors be successful in limiting the role of the ISC, the ability to mitigate existing conflicts of interest will be compromised, which could have a material adverse effect upon the Company and its stockholders.

     Messrs. Cooke and Chiloflischi repeatedly requested that Mr. Jordaan withdraw the above-referenced comments to the 2014 Form 10-K and that the 2014 Form 10-K be filed without the above disclosures. Mr. Jordaan steadfastly refused. Mr. Jordaan offered to withdrawn as legal counsel but Mr. Hofer, as independent director, insisted that Mr. Jordaan remain as legal counsel.

     Next, on October 15, 2014, Mr. Chiloflischi informed Jakes Jordaan:

Please be advised that due to the additional disclosure that you have insisted to be included in Company’s 10K, just a few hours ahead of the filing deadline at a point when all officers and directors (except yourself) have already provided written signatures for report filing, the Company was unable to file the 10K report in time. The only way to resolve this controversial situation that was created by your last minute request for additional disclosure is for the Company to engage independent legal counsel on this matter. However, please also be reminded that considering Company’s financial position in my role as CEO, I am unable to appoint independent legal counsel for this matter due to lack of financial resources.

     In response, on October 15, 2014, Mr. Jordaan advised Mr. Chiloflischi that a solution to the disclosure deadlock could be to place the issue before the SEC for determination:

You are misrepresenting the record in that both Erich Hofer and I have agreed to file the Form 10-K only with my proposed changes. My conversation with Erich and the subsequent email from Erich confirm this fact.

What I found most astonishing from your email is that you did not even consult with legal counsel in reaching your determinative disclosure position, which is the reason for Santa Fe still being unable to file its Form 10-K. From your CV it does not appear that you have a US law degree or ever been affiliated with a US public company. As such, to borrow Brad’s terminology, it is apparent that your baseless disclosure position is only to cover your behind.

Since Santa Fe cannot hire another set of lawyers, I propose we detail the facts, with support, and submit all the facts to the SEC for determination if disclosure is the necessary under the US securities laws. This can be done directly to our prior 1934 Act examiner or as part of a formal SEC No Action process. Since I informally ran the issue past a nationally recognized legal colleague, I am most certain as to what the SEC’s position will be -- disclose.

     Without any prior notice of their intention to resign, on October 16, 2014, Santa Fe received the resignation letters of the Company’s all Canarc affiliated officers and directors. Messrs. Cooke, Chiloflischi, Biles and Philip Yee. Copies of their respective resignation letters, all dated October 16, 2014, is filed as Exhibit 99.3 – 99.6 and incorporated by reference herein.

     Effective October 17, 2014, Mr. Jordaan accepted the Santa Fe board of directors appointment as Chief Executive Officer.

     There are no arrangements or understandings between Mr. Jordaan and any other persons pursuant to which he was elected as an officer. Mr. Jordaan is a member of The Jordaan Law Firm, PLLC, which firm provides legal services to the Company. Except as described herein, Mr. Jordaan has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

     Mr. Jordaan does not have a family relationship with any member of the Board or any executive officer of the Company.

Item 9.01 Financial Statements, Pro Forma Financial Information and Exhibits.

(c) Exhibits

The following exhibits are filed herewith:

Exhibit
Number	Description

99.1	Press release dated October 17, 2014

99.2	Letter from Erich Hofer to Bradford Cooke dated October 10, 2014

99.3	Resignation Letter from Bradford Cooke dated October 16, 2014

99.4	Resignation Letter from Catalin Chiloflischi dated October 16, 2014

99.5	Resignation Letter from Gary Biles dated October 16, 2014

99.6	Resignation Letter from Philip Yee dated October 16, 2014

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

SANTA FE GOLD CORPORATION
(Registrant)

Date: October 17, 2014	/s/ Frank Mueller
Frank Mueller
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press release dated October 17, 2014

99.2	Letter from Erich Hofer to Bradford Cooke dated October 10, 2014

99.2	Resignation Letter from Bradford Cooke dated October 16, 2014

99.3	Resignation Letter from Catalin Chiloflischi dated October 16, 2014

99.4	Resignation Letter from Gary Biles dated October 16, 2014

99.5	Resignation Letter from Philip Yee dated October 16, 2014